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                                                                   Exhibit 10.26

                              AMENDED AND RESTATED
                             GOING PUBLIC AGREEMENT

          THIS AMENDED AND RESTATED GOING PUBLIC AGREEMENT (this "Agreement") is made as of May 17, 2005, by and among Boise Cascade Company, a Delaware corporation ("BCC"), Boise Land & Timber Holdings Corp., a Delaware corporation ("BLTH"), OfficeMax Incorporated, a Delaware corporation ("OMX"), Kooskia Investment Corporation, a Delaware corporation ("Kooskia"), and Forest Products Holdings, L.L.C., a Delaware limited liability company ("FPH").

          WHEREAS, BCC is considering an initial public offering of its Class A Common Stock, par value $0.01 per share ("Class A Common") pursuant to a registration statement to be filed with the Securities and Exchange Commission (the "IPO", and the date that shares of BCC are sold by BCC in the IPO, the "IPO Date");

          WHEREAS, on May 9, 2005, the Board of Managers of Boise Cascade Holdings, L.L.C. ("BCH") filed with the Delaware Secretary of State a Certificate of Conversion in the form of Exhibit A attached hereto providing for the conversion of BCH from a limited liability company to a corporation pursuant to Delaware law and that, in connection with such conversion, BCC filed with the Delaware Secretary of State, a Certificate of Incorporation in the form of Exhibit B attached hereto (the "BCC Certificate") providing for the exchange of Series A Common Units for shares Series A Preferred Stock of BCC, par value $0.01 per share (the "Series A Preferred"), the exchange of Series B Common Units for shares of Class B Common Stock, par value $0.01 per share (the "Class B Common"), and the exchange of Series C Common Units for shares of Class C Common Stock, par value $0.01 per share (the "Class C Common"), in each case in the ratios set forth in the BCC Certificate; and

          WHEREAS, BCC, BLTH, OMX, Kooskia, and FPH are parties to that certain Going Public Agreement, dated as of April 27, 2005 (the "Prior Agreement") and desire to amend and restate the Prior Agreement in its entirety as follows.

          NOW THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

          Section 1.     CERTAIN TRANSACTIONS.

          1A.     EXCHANGE OF CLASS C COMMON FOR CLASS A COMMON. Promptly after execution of the underwriting agreement related to the IPO, FPH shall deliver to BCC all of its right, title and interest to all of the Class C Common of BCC owned by FPH as of the date of such exchange and, in consideration therefor, BCC shall issue to FPH a number of shares of Class A Common determined by dividing
(i) the value of the Class C Common as of the IPO Date (as reasonably determined by BCC's board), by (ii) the price per share at which shares of Class A Common are to be sold to the public in the IPO (clause (ii), the "Gross Price Per Share"). FPH represents and warrants to BCC that, as of the date of this Agreement, FPH owns and as of the date of the exchange, will own, all right, title and interest in and to the shares of Class C Common being so exchanged. In connection with such exchange, FPH shall deliver to BCC the certificate representing the shares of Class C Common being exchanged, endorsed in blank or together with an assignment separate from certificate, and BCC shall deliver to FPH a certificate representing the shares of Class A Common being issued in such exchange. For the avoidance of doubt, neither FPH nor BCC shall have any obligations under this Section 1B to effectuate such exchange unless the underwriting agreement referred to in the first sentence of this Section 1B is executed and delivered by the respective parties thereto.

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          1B.     PURCHASE OF PREFERRED STOCK. If, but only if, the IPO is
consummated on or prior to December 31, 2005, BCC shall purchase from OMX, and OMX shall sell to BCC, on or promptly after the IPO Date, all of OMX's right, title and interest in and to the shares of Preferred Stock owned by OMX, for an aggregate purchase price (the "Preferred Stock Purchase Price") equal to (i) $36,367,347 (being the aggregate Liquidation Value, as defined in the BCC Certificate, of such shares), plus (ii) Series A Preferred Accumulated Dividends (as defined in the BCC Certificate), plus (iii) all other accrued and unpaid dividends on the Liquidation Value and Series A Preferred Accumulated Dividends of the Preferred Stock (calculated in the cases of clauses (ii) and (iii) through the repurchase date in accordance with the BCC Certificate). OMX represents and warrants to BCC that, as of the date of this Agreement, OMX owns and as of the date of the purchase and sale contemplated by this Section 1B, will own, all right, title and interest in and to the Preferred Stock being so purchased and sold.

          1C.     PURCHASE OF BLTH SERIES A COMMON AND BLTH SERIES B COMMON.

          (i) If, but only if, the IPO is consummated on or prior to December 31, 2005, BCC agrees that, on or promptly after the IPO Date, it shall make a capital contribution to Boise Cascade, L.L.C. ("BC") in an aggregate amount (the "Note Repayment Amount") equal to the lesser of (x) the excess of
(A) the aggregate principal amount plus accrued but unpaid interest outstanding on that certain Promissory Note, dated as of February 4, 2005, issued in favor of Boise Land & Timber Corp. ("BLT") by BC (the "Intercompany Note") minus (B) intercompany amounts owed by BLT and its subsidiaries to BC and its subsidiaries as of the date of repayment and (y) the excess of (A) the aggregate net proceeds received by BCC from the IPO (i.e., net of expenses related to or paid with proceeds from the IPO, including underwriters' discount) over (B) the Preferred Stock Purchase Price. BC shall then pay the Note Repayment Amount to BLT in respect of the Intercompany Note and BLT shall pay a dividend to BLTH in an aggregate amount equal to the Note Repayment Amount. In order to expedite the transactions referenced herein, and without otherwise impairing any obligations of any party hereto, each of BC and BLT hereby direct that the Note Repayment Amount may be paid directly to BLTH or its designee(s) in satisfaction of the obligations of BC and BLT under this Section 1C(i).

          (ii) If, but only if, the IPO is consummated on or prior to December 31, 2005, promptly after receipt of the Note Repayment Amount, BLTH shall purchase from Kooskia, and Kooskia shall sell to BLTH, all of Kooskia's right, title and interest in and to the shares of Series A Common Stock, par value $0.01 per share, of BLTH (the "BLTH Series A Common") owned by Kooskia, for an aggregate purchase price (the "BLTH Series A Common Stock Purchase Price") equal to (A) $29,632,653 (being the aggregate Liquidation Value, as defined in the BLTH certificate of incorporation, of such shares), plus (B) the Series A Common Accumulated Dividends (as defined in the BLTH certificate of incorporation), plus (C) all other accrued and unpaid dividends on the Liquidation Value and Series A Accumulated Dividends of the BLTH Series A Common (calculated in the cases of clauses (B) and (C) through the repurchase date in accordance with the BLTH certificate of incorporation). Kooskia represents and warrants to BLTH that, as of the date of this Agreement, Kooskia owns, and as of the date of the purchase and sale, will own, all right, title and interest in and to the BLTH Series A Common being so purchased and sold.

          (iii) If, but only if, the IPO is consummated on or prior to December 31, 2005, promptly after receipt of the Note Repayment Amount, (a) BLTH shall purchase from Kooskia, and Kooskia shall sell to BLTH, 95% of the shares of Series B Common Stock of BLTH, par value $0.01 per share (the "BLTH Series B Common") held by Kooskia at a price per share equal to the BLTH Series B Per Share Repurchase Price (as hereinafter defined) and (b) BLTH shall purchase from FPH, and FPH shall sell to BLTH, 95% of the shares of BLTH Series B Common held by FPH at a price per share equal to the BLTH Series B Per Share Repurchase Price. When used herein, "BLTH Series B Per Share Repurchase Price" means an amount determined by dividing (x) the excess of Note Repayment Amount

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over the BLTH Series A Common Stock Purchase Price by (y) 95% of the shares of
BLTH Series B Common held by Kooskia and FPH. Kooskia represents and warrants to BLTH that, as of the date of this Agreement, Kooskia owns and as of the date of the purchase and sale, will own, all right, title and interest in and to the BLTH Series B Common being so purchased and sold by Kooskia. FPH represents and warrants to BLTH that, as of the date of this Agreement, FPH owns and, as of the date of the purchase and sale, will own, all right, title and interest in and to the BLTH Series B Common being so purchased and sold.

          1D.     PURCHASE AND SALE OF OMX CLASS B COMMON. If, but only if, the
IPO is consummated on or prior to May 31, 2005, FPH agrees that it shall use the cash proceeds of the Note Repayment Amount paid to it pursuant to Section 1C(iii) and any Aggregate Dividend Amount paid to it in the IPO (in each case, not including any amount resulting from exercise of the underwriters' over-allotment option) (the "FPH Proceeds Amount") to purchase from OMX, at a price per share equal to the Net Price Per Share (as hereinafter defined), a number of shares of Class B Common equal to the lesser of (i) the quotient determined by dividing (A) the FPH Proceeds Amount by (B) the product of (1)
0.9394 (or in the event that the underwriters' discount is less than 6.06%, 1.0 less the underwriters' discount paid in connection with the IPO) multiplied by
(2) the Gross Price Per Share (clause (B), the "Net Price Per Share") and (ii) the number of shares of Class B Common held by OMX. In addition, if, but only if, the IPO is consummated on or prior to May 31, 2005, and FPH receives any Cash Shoe Proceeds (as hereinafter defined), FPH shall purchase from OMX at the Subsequent Closing, at a price per share equal to the Net Price Per Share, an additional number of shares of Class A Common and Class B Common equal to the lesser of (I) the quotient determined by dividing the Cash Shoe Proceeds received by FPH (the "FPH Cash Shoe Proceeds Amount") by the Net Price Per Share and (II) the number of shares of Class A Common and Class B Common held by OMX as of the date of such Subsequent Closing. Notwithstanding anything herein to the contrary (w) the provisions of this Section 1D and all rights and obligations reasonably attendant thereto (including the representations, warranties and covenants made in Section 5 hereof) shall apply, MUTATIS MUTANDIS, but without duplication, to any Class A Common issued upon conversion of Class B Common and any Class A Common issued in connection with the stock dividend referred to in Section 1E, (x) in the event that the FPH Proceeds Amount and/or the FPH Cash Shoe Proceeds Amount is not sufficient to acquire all of the shares of Class A Common and Class B Common held by OMX at the Closing or the Subsequent Closing, there shall be no obligation for FPH to purchase, or OMX to sell, more shares of Class A Common and/or Class B Common than the result yielded pursuant to the formula specified pursuant to this Section 1D for the Closing and the Subsequent Closing, respectively, (y) the obligations of FPH and OMX to purchase and sell Class A Common and/or Class B Common at a Subsequent Closing shall include the obligation to purchase and sell Class A Common or Class B Common issued to OMX as a result of the stock dividend referred to in
Section 1E hereof, and (z) in no event shall the provisions of this Section 1D apply to any shares of Class A Common or Class B Common acquired by OMX from a Person other than BCC (i.e., it shall not include shares acquired in open-market purchases).

          1E.     DECLARATION AND PAYMENT OF DIVIDEND ON CLASS B COMMON. If, but
only if, the IPO is consummated on or prior to December 31, 2005, BCC shall declare and pay a one-time dividend in respect of its Class B Common in an aggregate amount equal to the Aggregate Dividend Amount and each holder of Class B Common as of the record date for such dividend shall be entitled to receive a portion of the Aggregate Dividend Amount determined by multiplying the Aggregate Dividend Amount by a fraction, the numerator of which is the number of outstanding shares of Class B Common held by such holder as of the record date for such dividend and the denominator of which is the total number of outstanding shares of Class B Common as of the record date for such dividend (for each holder, such fraction, such holder's "Pro Rata Share"). When used herein, "Aggregate Dividend Amount" means the aggregate net proceeds received by BCC in the IPO (i.e., net of expenses related to or paid with proceeds from the IPO, including underwriters' discount), MINUS the Preferred Stock Purchase Price, MINUS the

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Note Repayment Amount; PROVIDED that "Aggregate Dividend Amount" shall (i) not include any proceeds received from the exercise or sale of the underwriters' over-allotment option or be reduced by underwriters' discount related to exercise or sale of the underwriters' over-allotment option and (ii) be $0 in the event that the formula for Aggregate Dividend Amount equals $0 or yields a negative result (in which case, for the avoidance of doubt, BCC shall have no obligation to declare or pay a dividend). In the event that the over-allotment option is exercised in whole or in part, BCC shall use the cash proceeds from such over-allotment option (the "Cash Shoe Proceeds") to (A) make a capital contribution to BC in order that BC may repay the Intercompany Note, in which case (x) BLT shall declare a dividend to BLTH in the amount of such repayment and (y) BLTH shall declare a dividend to its holders of BLTH Series B Common in such amount and/or (B) declare and pay a dividend out of the net proceeds thereof received by BCC (i.e., net of expenses related to or paid with proceeds from the exercise and sale of the underwriters' over-allotment option, including underwriters' discount), less any amount contributed to BC in accordance with clause (A), and such dividend shall be paid to the holders of Class B Common, with each holder of Class B Common as of the record date for such dividend entitled to receive a portion of such dividend determined by multiplying the aggregate amount of such dividend by such holder's Pro Rata Share. In the event that all or a portion of the over-allotment option expires without exercise, BCC shall declare and pay a stock dividend of shares of Class A Common that were available for exercise (but not exercised) in the over-allotment option to the holders of Class B Common outstanding as of the record date for such dividend, with each holder of Class B Common as of the record date for such dividend entitled to receive a number of shares of Class A Common (rounded to the nearest whole share) determined by multiplying the aggregate number of shares of Class A Common to be distributed in the stock dividend by such holder's Pro Rata Share.

          1F.     CLOSING. BCC shall give OMX and FPH written notice at least two business days prior to the date that it intends to consummate the purchase and sale of the Preferred Stock, the BLTH Series A Common and the BLTH Series B Common in accordance with the terms hereof and, to the extent that the IPO was consummated on or prior to May 31, 2005, the purchase and sale of the Class B Common from OMX to FPH (which notice may nonetheless provide that such purchase is conditioned upon the IPO being consummated) and the time and place for the closing of the purchase and sale of the Preferred Stock, the BLTH Series A Common and the BLTH Series B Common, and the purchase and sale of the Class B Common between FPH and OMX, hereunder (the "Closing"), which Closing shall occur not more than two (2) business days after consummation of the IPO and the date that FPH receives the FPH Proceeds Amount. At the Closing, (i) BCC or BLTH, as the case may be, shall pay the amount required to be paid to OMX, Kooskia and/or FPH in respect of the Preferred Stock, BLTH Series A Common and/or BLTH Series B Common held by such Party, respectively, as determined in accordance with this Agreement, by wire transfer of immediately available funds to an account designated by OMX, Kooskia and FPH, respectively, (ii) OMX, Kooskia and FPH, respectively, shall deliver certificates representing the shares of Preferred Stock, BLTH Series A Common and/or BLTH Series B Common held by such party, endorsed in blank or together with an assignment separate from certificate,
(iii) in the event that the IPO was consummated on or prior to May 31, 2005, FPH shall pay the amount required to be paid to OMX for the shares of Class B Common being acquired, as determined in accordance with this Agreement, by wire transfer of immediately available funds to an account designated by OMX, and
(iv) in the event that the IPO was consummated on or prior to May 31, 2005, OMX shall deliver certificates representing the shares of Class B Common being transferred to FPH, together with an assignment separate from certificate to effectuate such transfer.

          1G.     SUBSEQUENT CLOSINGS. In the event that FPH is obligated to acquire additional shares of Class A Common and/or Class B Common pursuant to
Section 1D, it shall deliver to OMX written notice at least two, and not more than four (4), business days prior to the date that it intends to consummate the purchase and sale of the Class A Common and/or Class B Common and the time and place for the closing of the purchase and sale of such shares of Class A Common and/or Class B Common

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(each, a "Subsequent Closing"), which Subsequent Closing shall occur not more than three business days after consummation of the sale of shares subject to the over-allotment option. At each Subsequent Closing, (i) FPH shall pay the amount required to be paid to OMX for the shares of Class A Common and Class B Common being acquired, as determined in accordance with this Agreement, by wire transfer of immediately available funds to an account designated by OMX, and
(ii) OMX shall deliver certificates representing the shares of Class A Common and Class B Common being transferred to FPH, together with an assignment separate from certificate to effectuate such transfer.

          1H.     NO OBLIGATION TO CONSUMMATE IPO. As a material inducement to each of the parties to enter into this Agreement, each of the parties hereto agrees that there shall be no obligation on the part of BCC to enter into the underwriting agreement or to consummate the IPO at any time or under any particular terms (it being understood and agreed that a determination to enter into the underwriting agreement and whether and under what terms to consummate the IPO shall be made in BCC's sole discretion); PROVIDED that the obligations of each of the parties under Sections 1B, 1C and 1E shall be irrevocable in connection with an IPO consummated on or prior to December 31, 2005 and the obligations of each of the parties under Section 1D shall be irrevocable in connection with an IPO consummated on or prior to May 31, 2005; PROVIDED, however, that, without limiting BCC's rights not to consummate the IPO, as a condition to the obligations of OMX under Section 1D, (i) prior to executing the underwriting agreement related to the IPO, BCC shall have first notified OMX of the number of shares of Class A Common proposed to be issued in the IPO and the proposed Gross Price Per Share and received written consent from OMX to consummate the IPO with respect to such number of shares of Class A Common and Gross Price Per Share (which consent OMX agrees that, once given, all other parties hereto may rely upon and shall be irrevocable) and (ii) the underwriting agreement as executed shall provide for the sale of the number of shares of Class A Common and the Gross Price Per Share consented to by OMX (it being understood and agreed that any consent shall be in OMX's sole discretion and there shall be no obligation on the part of OMX to consent to any particular price or number of shares).

          Section 2.     CERTAIN COVENANTS AND AGREEMENTS.

          2A.     SECURITYHOLDERS AGREEMENT. Each of BCC, FPH and OMX
acknowledges and agrees for the benefit of the other parties thereto and the managing underwriters of the IPO that, upon consummation of the IPO, all rights and obligations of the parties to the Securityholders Agreement shall terminate (other than rights and obligations which by their terms survive termination of the Securityholders Agreement) without liability to any party thereunder. Without limiting the generality of the foregoing, each of OMX and FPH expressly agree that they are waiving all rights under Section 6 of the Securityholders Agreement and all other preemptive rights in connection with the transactions contemplated hereby (including, without limitation, the issuance of the Class A Common in connection with the IPO, the issuance of securities upon conversion of BCC from a limited liability company to a corporation and the issuance of Class A Common in exchange for Class C Common).

          2B.     REGISTRATION RIGHTS AGREEMENT. Each of FPH and OMX waives all rights to exercise any piggyback registration rights (including as may arise under Section 2 of the Registration Rights Agreement) in connection with the IPO (including any exercise of the underwriters' over-allotment option in connection therewith). Each of FPH and OMX agree that, on or prior to the IPO Date, it shall execute and deliver to the managing underwriters for the IPO a Lock-Up Agreement with the managing underwriters for the IPO in form and substance reasonably satisfactory to FPH and OMX. Furthermore, each of FPH and OMX agree that, from and after the IPO Date, the definition of "Common Stock" in the Registration Rights Agreement shall be amended and restated as follows: "'Common Stock' means the Class A Common Stock of the Company, par value $0.01 per share." Furthermore, OMX acknowledges that, after the IPO Date, BCC may, in order to comply with securities laws, elect to file a registration

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statement for the distribution of securities of BCC held by FPH and hereby agrees to waive any rights under the Registration Rights Agreement or otherwise, including piggyback registration rights, to include securities owned by OMX in such registration; PROVIDED that as a condition to such distribution, FPH shall assign all of its rights and obligations under the Registration Rights Agreement, the Stockholders Agreement (as hereinafter defined) and the Securityholders Agreement to Madison Dearborn Capital Partners IV, L.P. ("MDP") (it being acknowledged and agreed that MDP is an Affiliate (as such term is defined in each such respective agreement) of FPH). When used herein, "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of October 29, 2004, by and among BCC, OMX and FPH.

          2C.     STOCKHOLDERS AGREEMENT. When used herein, "Stockholders
Agreement" means that certain Stockholders Agreement, dated as of October 29, 2004, by and among BLTH, Kooskia and FPH. Each of BLTH, FPH and Kooskia hereby agree that, in light of the sale of substantially all of the assets of BLTH, from and after the IPO Date and the repayment of the Note Repayment Amount to BLTH, the Stockholders Agreement is hereby amended to revise Articles 3 and
Article 4, effective as of the repayment of the Note Amount as set forth below.

          (i)     The following changes shall be made to Article 3;

                  (a)    Section 3.3 is revised to read as follows:

                  3.3 The Board shall consist of one individual designated in writing by FPH.

                  (b)    Section 3.9 is deleted.

          (ii)    The following changes shall be made to Article 4:

                  (a) Delete Section 4.3 [Requirement for annual independent audit by a big four auditor];

                  (b) Revise Section 4.4 by deleting the requirement in clause (a) of the second sentence thereof that the annual financial statements required by such clause be audited and certified by an independent auditing firm; and

                  (c) Delete Section 4.6 [requirement for consent by auditors for filing of statements with a stockholders filings with the SEC]

          2D.     CONSENT TO ASSIGNMENT OF OBLIGATIONS UNDER APA. OMX agrees that, on or after the IPO Date, FPH may assign to BC (i) its obligations under that certain Asset Purchase Agreement, dated as of July 26, 2004, by and among OMX (formerly Boise Cascade Corporation), Minidoka Paper Company, OfficeMax Southern Company (formerly Boise Southern Company), BLT and FPH and (ii) its rights and obligations under that certain Mutual Administrative Services Agreement, dated as of October 29, 2004, by and between OMX and FPH.

          2E. NEW BCC CERTIFICATE OF INCORPORATION. OMX and FPH acknowledge and agree that one or more amendments to BCC's Certificate of Incorporation may occur to (i) reflect that no shares of Class C Common or Series A Preferred are outstanding and to delete authority to issue such shares and all rights with respect to such shares and/or (ii) to effectuate a stock split on the Class A Common and/or Class B Common so that there are the appropriate number of shares outstanding and each party will

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execute any written consent in favor of such amendment(s) that are reasonably requested by BCC in order to effectuate such changes.

          Section 3. REPRESENTATIONS AND WARRANTIES OF FPH, KOOSKIA AND OMX. As a material inducement to BCC and BLTH to enter into this Agreement, each of FPH, Kooskia and OMX represents and warrants for itself (severally and not jointly) that this Agreement and the documents requiring execution by such party in connection with this Agreement, and such party's performance hereunder and thereunder, has been duly authorized, executed and delivered by such party and this Agreement constitutes the legal, valid and binding obligations of such party, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and limitations on the availability of equitable remedies. Furthermore, in accordance with the Stockholders Agreement and the Securityholders Agreement, as of the date of this Agreement and the date that the purchase and sale of Preferred Stock, Series A Common Units and Series B Common Units is consummated, each of Kooskia and OMX hereby (a) represent and warrant to BCC and BLTH that (i) each of OMX and Kooskia, and each Affiliate of OMX and Kooskia (collectively, the "OMX Parties") is in good standing under each Relevant Agreement (as defined in the Securityholders Agreement), and (ii) no OMX Party has in any material respect defaulted under or breached, or is in any material respect in default under or in breach of, any Relevant Agreement, and
(b) reaffirm the OMX Parties' ongoing obligations under each of the Relevant Agreements.

          Section 4. REPRESENTATIONS AND WARRANTIES OF BCC AND BLTH. As a material inducement to FPH, OMX and Kooskia to enter into this Agreement and to perform its obligations hereunder, each of FPH, BCC, and BLTH represents and warrants for itself (severally and not jointly) that:

          4A.     ORGANIZATION; POWER AND LICENSES. BCC is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. BLTH is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business is requires it to qualify. Each of BCC and BLTH possesses all requisite power and authority and, all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

          4B.     AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance of this Agreement have been duly authorized by each of BCC and BLTH and this Agreement has been duly executed and delivered by each of BCC and BLTH. This Agreement constitutes a valid and binding obligation of each of BCC and BLTH, enforceable in accordance with its terms.

          4C.     RELEVANT AGREEMENTS. As of the date of this Agreement and the date that the purchase and sale of Preferred Stock, Series A Common Units and Series B Common Units is consummated, FPH, and each Affiliate of FPH (collectively, the "FPH" Parties") is in good standing under each Relevant Agreement (as defined in the Securityholders Agreement), and (ii) no FPH Party has in any material respect defaulted under or breached, or is in any material respect in default under or in breach of, any Relevant Agreement. In addition FPH, BCC, and BLTH hereby reaffirm the FPH Parties' ongoing obligations under each of the Relevant Agreements.

          4D.     USE OF PROCEEDS. The net proceeds from the sale of Class A
Common in the IPO will be applied as described under the heading "Use of Proceeds" in the prospectus included in the

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registration statement filed with the Securities and Exchange Commission in connection with the IPO, as such registration statement has been amended prior to the grant of consent of OMX referred to in Section 1H hereof.

          Section 5. CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS OF OMX AND FPH.

          5A.     OMX REPRESENTATIONS AND WARRANTIES. Without limiting the
representations and warranties made by OMX in Section 3 hereof (and each of the representations and warranties in the first sentence of which is hereby remade for the benefit of FPH), OMX hereby represents, warrants and covenants for the benefit of the other parties hereto that it owns, and on the date(s) of purchase and sale of any capital stock to any other person hereunder (i.e., at the Closing and each Subsequent Closing), will own, all right, title and interest in and to the shares of capital stock to be transferred hereunder, free and clear of all liens, encumbrances, and other restrictions on transfer (other than those set forth in the Securityholders Agreement, the Registration Agreement and pursuant to applicable securities laws).

          5B.     FPH REPRESENTATIONS AND WARRANTIES. As a material inducement to OMX to enter into this Agreement, FPH represents and warrants that (i) this Agreement and the documents requiring execution by FPH in connection with this Agreement, and FPH's performance hereunder and thereunder, has been duly authorized, executed and delivered by FPH and this Agreement constitutes the legal, valid and binding obligations of such party, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and limitations on the availability of equitable remedies, (ii) FPH is acquiring the shares of Class B Common for its own account with the present intention of holding such securities for purposes of investment, and not with a view to or for the sale in connection with any distribution in violation of the federal securities laws or any applicable state securities laws, (iii) FPH is an "accredited investor" (as defined) under Regulation D under the Securities Act of 1933 (as amended), is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the shares of Class B Common to be purchased, (iv) FPH is able to bear the economic risk of its investment in the Class B Common for an indefinite period of time, and (v) FPH has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Class B Common and has had full access to such other information concerning BCC and its Subsidiaries as it has requested.

          5C.     DIVIDENDS. BCC agrees that the record date for the cash
and/or stock dividends referred to in Section 1E hereof shall be prior to the Closing, that OMX shall be entitled to all distributions of cash and/or stock (including as may result from the exercise or non-exercise of the underwriters' over-allotment option) declared or payable to holders of Class A Common or Class B Common (in each case to the extent held by OMX as of the record date of such distribution) as of or prior to the Closing and shall be entitled to its Pro Rata Share, determined as of the record date for such distribution, of all distributions of cash and/or stock resulting from exercise or non-exercise of the underwriters' over-allotment option, whether or not in any such case the distribution or payment dates therefor occur after the Closing, and that OMX shall not be under any obligation hereunder to transfer any portion of any such distributions or dividends to FPH.

          5D.     CERTAIN WAIVERS. Each of the parties hereto agrees that no representation or warranty is being made and that such party is entering into this Agreement without reliance upon any oral or written representations and warranties of any kind or nature by BCC or any of its Affiliates or any of their respective officers, directors, partners or employees, in each case except as expressly set forth herein. Without limiting the generality of the foregoing, each party acknowledges and agrees that such party has made its own independent evaluation and made its own analysis as such party has deemed necessary, prudent or advisable in order for such party to make its own determination and decision to enter into this Agreement and the documents requiring execution in connection with this Agreement and to consummate the transactions contemplated hereby and thereby. Each party agrees that no representation or warranty is being made to such party as to the current or future value of Class A

Common or Class B Common relative to the Gross Price Per Share or the Net Price Per Share or the profitability or success of BCC and its Subsidiaries going forward.

          Section 6.     MISCELLANEOUS.

          6A.     REMEDIES. Each party shall have all rights and remedies set forth in this Agreement, the Securityholders Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Without limiting the generality of the foregoing, if BCC and BLTH make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Preferred Stock, the BLTH Series A Common and the BLTH Series B Common to be purchased in accordance with the provisions of this Agreement, then from and after such time the holder from whom such security is to be purchased shall cease to have any rights as a holder of such security (other than the right to receive payment of such consideration upon satisfaction of the requirements set forth herein), and such security shall be deemed purchased in accordance with the applicable provisions hereof and BCC and BLTH, as applicable, shall be deemed the owner and holder of such security, whether or not the certificate therefor has been delivered as required by this Agreement.

          6B.     CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, no amendment, modification or waiver of any of the provisions of this Agreement shall be effective against any party hereto unless such party has consented to such amendment, modification or waiver in writing. No course of dealing between any parties or any delay in exercising any rights shall operate as a waiver of any rights.

          6C.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All
representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          6D.     FURTHER ASSURANCES. Each of FPH, Kooskia and OMX shall take all actions and execute all other documents consistent with its obligations hereunder or under the Stockholders Agreement or the Securityholders Agreement in connection with the transactions contemplated hereby or otherwise reasonably requested by BCC and/or BLTH in order to consummate the transactions contemplated hereby. Furthermore, if and when requested by BCC or BLTH in connection with the transfer, sale or disposition of equity securities after the date hereof, each of FPH, Kooskia and OMX shall make customary representations and warranties regarding the transfer of the equity securities of BCC and BLTH held by OMX, Kooskia and/or FPH (including representations and warranties regarding good title to such shares free and clear of any liens, encumbrances and/or other restrictions) and other representations, warranties and certifications that may be provided for in connection with a transfer of equity securities by such holder under the Securityholders Agreement and/or the Stockholders Agreement (as hereinafter defined).

          6E.     SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto, whether so expressed or not, unless the assignor and assignee have otherwise agreed; PROVIDED that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Person without the prior written consent of the other parties affected thereby.

          6F.     SEVERABILITY. Whenever possible, each provision of this
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          6G.     COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, anyone of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          6H.     DESCRIPTIVE HEADINGS; INTERPRETATION; NO STRICT CONSTRUCTION.
The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words "include" or "including" in this Agreement shall be by way of example rather than by limitation. The use of the words "or," "either" or "any" shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          6I.     GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE
CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

          6J.     NOTICES. Except as otherwise specified herein, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be made and as set forth in the Securityholders Agreement (with any notice to Kooskia being effective if delivered to OMX in accordance with the Securityholders Agreement, and any notice to BLTH and BLTH being effective if delivered to BCC in accordance with the Securityholders Agreement).

          6K.     DELIVERY BY FACSIMILE AND OTHER ELECTRONIC MEANS. This
Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

          6L.     COMPLETE AGREEMENT. This Agreement reflects the complete
understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, agreements or arrangements (including the Prior Agreement) with respect to such subject matter.

                                 *  *  *  *  *

          IN WITNESS WHEREOF, the parties hereto have executed this Going Public Agreement the day and year first above written.


                                       BOISE CASCADE COMPANY

                                       By:
                                           -------------------------

                                       BOISE LAND & TIMBER HOLDINGS CORP.


                                       By:
                                           -------------------------

                                       FOREST PRODUCTS HOLDINGS, L.L.C.


                                       By:
                                           -------------------------

                                       OFFICEMAX INCORPORATED


                                       By:
                                           -------------------------

                                       KOOSKIA INVESTMENT CORPORATION


                                       By:
                                           -------------------------